UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020 (September 2, 2020)

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed on July 14, 2020, on July 10, 2020, Senmiao Technology Limited (the “Company”) received a deficiency notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) informing that the Company failed to maintain a minimum of $2,500,000 in stockholders’ equity required for continued listing (the “Stockholders’ Equity Requirement”) on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) based upon the reported stockholders’ equity of $1,472,357 in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2020 and that as of July 10, 2020, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations (the “Alternative Compliance Standards”).

To regain compliance with the Stockholders’ Equity Requirement or the Alternative Compliance Standards, the Company had a period of 45 calendar days from the date of the Notice, or until August 24, 2020, to submit a plan (the “Plan”). The Company timely submitted the Plan to regain compliance which was accepted by Nasdaq. Among other things, the Plan demonstrated that the Company consummated an offering of its common stock, which has increased the Company’s stockholders’ equity by approximately $5.3 million. The Plan also called for the Company to consummate a second strategic transaction in order to sustain compliance. For this, the Company will rely on the previously announced third party equity investment into the Company’s subsidiary, Sichuan Jinkailong Automobile Leasing Co., Ltd., which the Company expects to close by December 31, 2020, and through which the Company expects to increase its stockholders’ equity by approximately $12.5 million (the “Equity Infusion into Jinkailong”).

On September 2, 2020, Nasdaq granted the Company an extension to regain compliance with the Rule. The terms of the extension require the Company provide Nasdaq an update regarding the status of the Equity Infusion into Jinkailong on or before November 16, 2020, and file the Company’s Form 10-Q for the quarterly period ended September 30, 2020, thereby evidencing compliance with the Rule.

Although the Company believes it will be able to regain compliance with the Stockholders’ Equity Requirement, there can be no assurance that the Company will be able to regain compliance with the Stockholders’ Equity Requirement, the Alternative Compliance Standards or will otherwise be in compliance with the other listing requirements set forth in the Nasdaq’s listing rules (including the requirement of a $1 minimum bid price, which is the subject of a separately, previously announced delisting notice from Nasdaq that the Company has until December 11, 2020 to comply with).

Cautionary Note on Forward-Looking Statements

The information in Item 3.01 of this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “estimate,” “project,” “plan,” “anticipate,” “will,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this Current Report on Form 8-K will not be achieved. Importantly, there can be no assurance that the Company will regain compliance with the Stockholders’ Equity Requirement or the Alternative Compliance Standards during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified herein or as disclosed from time to time in the Company’s filings with the  SEC. Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its annual report on Form 10-K filed on July 9, 2020 and in its quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2020	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer